                                                                       EXHIBIT 9

                       GANDER MOUNTAIN RETAIL DIRECTORY

                           RETAIL CORPORATE OFFICES

                                   GRS Inc.
                             P.O. Box 158, Hwy W
                               Wilmot, WI 53192
                          President:  David Reirden
                Vice President Retail Operations:  Gary Hauger
                District Manager:  Todd Hansen (414) 862-5757
                   Retail Corporate Phone:  (414) 862-5700
Retail Corporate Fax:  (414) 862-2877  Retail Merchandising Fax:  (414) 862-2330

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
GANDER MOUNTAIN #110                            GANDER MOUNTAIN #150
HWY W, PO BOX 128                               2002 ZEIER ROAD
WILMOT, WI 53192                                MADISON, WI 53704
Store Manager:  Kevin Rose                      Store Manager:  Chris Steuck
Assistant Store Manager:  Diane Kitterman       Assistant Store Manager:  Steve Hanson
Phone:  (414) 862-2331                          Phone:  (608) 242-5700
Fax:  (414) 862-3570                            Fax:  (608) 242-5710

GANDER MOUNTAIN #120 (BROOKFIELD STORE)         GANDER MOUNTAIN #160
19555 W. BLUEMOUND ROAD                         1307 MILLER TRUNK HWY
BROOKFIELD, WI 53045-5934                       DULUTH, MN 55811
Store Manager:  Don Kirby                       Store Manager:  Terry Olson
Assistant Store Manager:  Dan Terry             Assistant Store Manager: Robert Ek
Phone:  (414) 785-4500                          Phone:  (218) 726-1100
Fax:  (414) 785-4511                            Fax:  (218) 726-1110

GANDER MOUNTAIN #130                            GANDER MOUNTAIN #125 (WAUSAU STORE)
535 N. WESTHILL BLVD.                           10201 COUNTY TRUNK HWY XX
APPLETON, WI 54914                              MOSINEE, WI 54455
Store Manager:  Paul Gravunder                  Store Manager:  Chris Gilman
Assistant Store Manager:  Brenda Duncanson      Assistant Store Manager:  Pat Hager
Phone:  (414) 731-9400                          Phone:  (715) 355-5500
Fax:  (414) 731-9410                            Fax:  (715) 355-5510

GANDER MOUNTAIN #140                            GANDER MOUNTAIN #162 (ST. CLOUD STORE)
4045 COMMONWEALTH AVE.                          614 2ND ST. S.
EAU CLAIRE, WI 54701                            WAITE PARK, MN 56387
Store Manager:  Jeff Bomber                     Store Manager:  Terry Morehouse
Assistant Store Manager:  Mary Beth Murphy      Assistant Store Manager:  Darren Campbell
Phone:  (715) 833-7500                          Phone:  (612) 654-6600
Fax:  (715) 833-7510                            Fax:  (612) 654-6610

GANDER MOUNTAIN #170 (FLINT STORE)              GANDER MOUNTAIN #185
6359 GANDER DRIVE                               1630 SOUTHLAKE MALL
SWARTZ CREEK, MI 48473                          MERRILLVILLE, IN 46410
Store Manager:  Greg Golab                      Store Manager:  Tim Tollefson
Assistant Store Manager:  Pat Jacobson          Assistant Store Manager:  Clint Glessner
Phone:  (810) 635-7800                          Phone:  (219) 793-1700
Fax:  (810) 635-7830                            Fax:  (219) 793-1710
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
                  GANDER MOUNTAIN RETAIL DIRECTORY (Cont'd)


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
GANDER MOUNTAIN #171                                                      GANDER MOUNTAIN #145 (LA CROSSE STORE)(OPENED 5/5/95)
13975 HALL ROAD                                                           9519 STATE HWY 16
UTICA, MI  48315                                                          ONALASKA, WI  54650
Store Manager: Mark Bussard                                               Store Manager: Chuck Kastello
Assistant Store Manager: Corey Lemke                                      Assistant Store Manager: Tracy Naalsund
Phone: (810) 247-9900                                                     Phone: (608) 783-2820
Fax: (810) 247-9970                                                       Fax: (608) 783-2875

GANDER MOUNTAIN #172 (GRAND RAPIDS)(OPENED 5/9/95)                        GANDER MOUNTAIN #174 (OPENED 5/15/95)
2890 ACQUEST AVENUE SE                                                    2270 TITTABAWASSEE
KENTWOOD, MI  49512                                                       SAGINAW, MI  48604
Store Manager: Charlie Scarborough                                        Store Manager: John Katch
Assistant Store Manager: Jeff Bergmann                                    Assistant Store Manager: Kevin McKown
Phone: (616) 975-1000                                                     Phone: (517) 791-3500
Fax: (616) 975-1010                                                       Fax: (517) 791-3510

GANDER MOUNTAIN #175 (TENTATIVE OPENING OF 6/30/95)                       GANDER MOUNTAIN #
14100 PARDEE ROAD
TAYLOR, MI  48180
Store Manager:                                                            Store Manager:
Assistant Store Manager: John Schildt                                     Assistant Store Manager:
Phone: (313)                                                              Phone:
Fax: (313)                                                                Fax:

GANDER MOUNTAIN #                                                         TELEPHONE SALES/CUSTOMER SERVICE/PRODUCT SERVICE:
                                                                          Please refer all Retail customer inquiries, i.e.
Store Manager:                                                            directions instock information, store hours, etc.
Assistant Store Manager:                                                  directly to that retail store inquired about.
Phone:                                                                    Thank You!
Fax:

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
                               1995 NEW STORES
                              AS OF JUNE 5, 1995


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

STORE                                                                                                     OPENING         CAPITAL
  #         LOCATION                            MANAGER                                PHONE #              DATE            #
----------------------------------------------------------------------------------------------------------------------------------
                                                                                    TEMPORARY #'S:
 175        (Taylor, MI)            Acting Store Mgr. Mark Bussard (Utica)         Site 313-287-7412
            14100 Pardee Road               John Schildt Asst Mgr.                Utica 810-247-9900       6/20/95        R95102
            Taylor, MI  48180                                                   AFTER 6/12 PERMANENT #:
                                                                                     313-287-7420

 177        Pontiac, MI
            2230 Mall Drive East                                                                           9/01/95        R95152
            Waterford Township,
            MI  48328

 164        Maple Grove, MN                     8080 Wedgewood Lane                                        9/28/95        R95131
                                               Maple Grove, MN  55369

 176        Ypsilanti, MI                                                                                  5/01/96        R95122


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                                 PLEASE NOTE!

1) The markets and opening dates are tentative. This should, however, be the basis for all planning purposes and will be updated as changes occur.

2)  PLEASE NOTE CHANGE IN PONTIAC'S OPENING DATE.